HanesBrands
1000 East Hanes Mill Road
Winston-Salem, NC 27105
(336) 519-8080

news release
FOR IMMEDIATE RELEASE

News Media, contact:	Matt Hall, (336) 519-3386

Analysts and Investors, contact:	T.C. Robillard, (336) 519-2115

HANESBRANDS REPORTS SECOND-QUARTER 2020 FINANCIAL RESULTS

•	Employees rise to meet pandemic challenges globally with safety-first manufacturing, distribution and selling to mitigate COVID-19 market disruptions

•	2Q GAAP EPS increases 12% to $0.46; Adjusted EPS increases 58% to $0.60

•
2Q net sales of $1.74 billion driven by better-than-base-case-scenario apparel sales, including increasing point-of-sale trends and market-share gains, and better-than-expected new personal protective garments business

•	2Q net cash from operations of $65 million; year-to-date operating cash flow $40 million better than a year ago

•	Quarter-end liquidity of approximately $1.8 billion provides continued balance sheet strength and operational flexibility

WINSTON-SALEM, N.C. (July 30, 2020) - HanesBrands (NYSE: HBI), a leading global marketer of branded everyday basic apparel, today announced second-quarter results with double-digit growth in diluted earnings per share despite market disruption from the COVID-19 pandemic.

The earnings growth resulted from the company’s ability to pivot to production and sales of personal protective garments (face masks and medical gowns) combined with relatively strong apparel performance in pandemic conditions, including 68% sales growth in the online channel.

In the midst of the global pandemic, HanesBrands is focused on: serving channels of trade that remain open; reopening production, distribution and selling operations in a safe and prudent manner; generating and preserving cash; and developing a product line of personal protective garments to meet emerging government, commercial and consumer demand.

Net sales for the second quarter ended June 27, 2020, were $1.74 billion compared with $1.76 billion a year ago. The company sold $752 million in protective garments globally. The year-ago quarter included net sales of $119 million from the now exited C9 Champion mass program and the DKNY intimate apparel license. Excluding the exited programs and foreign exchange rates, total constant-currency net sales for second-quarter 2020 increased 7%.

Second-quarter GAAP operating profit increased 5% to $242 million, and the quarter’s adjusted operating profit excluding actions increased 41% to $305 million.

Second-quarter GAAP EPS increased 12% to $0.46, and adjusted EPS excluding actions increased 58% to $0.60. (See the Note on Reconciliation of Select GAAP Measures to Non-GAAP Measures later in this news release for additional discussion and details of actions, which include pandemic-related charges.)

HanesBrands Reports Second-Quarter 2020 Financial Results - Page 2

“The HanesBrands organization did a phenomenal job overcoming significant challenges in order to mitigate the effects of the global pandemic,” said Hanes Chief Executive Officer Gerald W. Evans Jr. “The professionalism, ingenuity and dedication of our worldwide employees was on display in generating double-digit EPS growth, establishing a new protective garments business line from scratch, and starting the reopening of manufacturing, distribution and selling in the most safe and effective manner possible.

“Despite the effects of pandemic-caused disruptions to global economies, our business is in great shape. We performed significantly better than our base-case scenario in both our apparel business and our new protective garment business. Point-of-sale trends are improving for apparel, and in the case of U.S. Innerwear basics and U.S. Champion, point-of-sale trends in May and June were higher than pre-COVID levels.

“Our brands are strong, and we are gaining market share and building momentum. Our liquidity remains strong allowing us to maintain our quarterly cash dividend and have ample operating flexibility. While there is still near-term uncertainty concerning the ongoing economic impact of the COVID-19 pandemic, we believe we are positioned to drive growth and seize opportunities over the next several years.”

As a result of the COVID-19 pandemic and the lack of visibility to business conditions, Hanes withdrew its quarterly and full-year performance guidance on March 25, 2020. The company then modeled several different financial scenarios based on assumptions of when retailer stores and economies would begin to reopen. Under the company’s base-case scenario, stores were assumed to gradually reopen beginning in late May.

Callouts for Results and Ongoing Operations During the Pandemic

Apparel Sales and Protective Garments Contribute to Results. Apparel sales and protective garment sales both exceeded the company’s base-case scenario for the quarter. The company continues to generate significant sales growth through channels of trade that have remained open during the pandemic, including online, mass retail, dollar store, and food and drug.

On a rebased comparison to a year ago, second-quarter global online sales increased more than 70% through company e-commerce websites, retailer websites, large internet pure-plays, and business-to-business customers. Excluding sales of protective garments, approximately 30% of total sales in the quarter were through the online channel.

The company sold $752 million in personal protection garments globally to governments, large organizations, consumers and business-to-business customers. The sales of the face masks and medical gowns significantly exceeded initial expectations for the new business lines. As part of the protective-garment sales in the quarter, the company delivered more than 450 million cloth face coverings and more than 20 million medical gowns to the U.S. government.

The company is selling face masks to consumers under its leading brands globally, including Hanes, Champion, Bonds and Dim, and protective garments represent an ongoing business opportunity. Excluding the potential for additional government contracts, the company estimates that it could sell more than $150 million of protective garments in the second half of 2020.

HanesBrands Reports Second-Quarter 2020 Financial Results - Page 3

First-Half Operating Cash Flow Improves, Despite COVID-19 Impact. Operating cash flow of $65 million in the second quarter resulted in a first-half operating cash improvement of approximately $40 million versus a year ago. Working capital discipline, temporary cost reductions, and inventory control and production timeouts contributed to cash generation. Inventory declined 12% versus a year ago.

Second-Quarter Restructuring Charges Related to Planned Actions and Additional COVID-Related Costs. The company incurred approximately $63 million in both planned restructuring actions and additional COVID-related costs in the second quarter. The previously disclosed planned supply chain restructuring actions accounted for $11 million of second-quarter charges. The remaining $52 million of noncash pandemic-related charges incurred in the second quarter consisted of a $20 million write down of intangible assets, $11 million of bad debt expense, and approximately $21 million related to canceled orders of specialized seasonal inventory. (See the Note on Reconciliation of Select GAAP Measures to Non-GAAP Measures later in this news release for additional discussion and details.)

Second-Quarter 2020 Business Segment Summaries

International Segment. As reported, second-quarter International segment total sales declined 20% while operating profit decreased 2%. On a constant-currency basis, net sales decreased 17% and operating profit decreased 3%.

Apparel performance, excluding protective garments, exceeded the company’s base-case scenario with strong online sales growth and strong point-of-sale trends after closed company and retailer stores began to reopen. Excluding protective garment sales, segment revenue declined 44%.

Innerwear Segment. U.S. Innerwear segment results benefited from better-than-expected apparel performance and significant sales of protective garments. Second-quarter segment revenue increased 61% and operating profit increased 104%. Operating-margin enhancement resulted from fixed-cost leverage and SG&A expense control, including temporary cost reductions.

Apparel performance, excluding protective garments, significantly exceeded the company’s pandemic base-case scenario with revenue decreasing 29%. When year-ago results are rebased to reflect the exit of the C9 Champion mass retail program and DKNY intimates license, segment revenue decreased 27%.

Innerwear point-of-sale trends excluding protective garments accelerated through the quarter, turning significantly positive in May and June. Innerwear basics gained more than 300 basis points of market share in the quarter, and Innerwear intimate apparel point-of-sale trends returned to pre-COVID levels entering July.

Activewear Segment. U.S. Activewear second-quarter performance exceeded the company’s base-case pandemic scenario. Segment sales decreased 62% as a result of the pandemic-related demand impacts and $98 million of C9 Champion sales in mass retail in the year-ago quarter. The segment recorded an operating loss in the quarter.

When the year-ago quarter is rebased for the C9 Champion program exit, sales decreased 52% and operating profit decreased 113%. The company maintained Champion marketing investment consistent with the year-ago quarter.

HanesBrands Reports Second-Quarter 2020 Financial Results - Page 4

The COVID pandemic resulted in retailer door closures and lower demand for the segment’s printwear and sports apparel businesses. Point-of-sale trends for Champion accelerated as the quarter progressed, and strong positive trends continued in July. Sales through the enhanced Champion.com website increased nearly 200% in the quarter.

2020 Financial Guidance

Due to the continued uncertainty and unpredictability of the COVID-19 pandemic, HanesBrands will not provide quarterly and full-year performance guidance until visibility of the pandemic’s effect on global economies improves.

The decline in apparel sales in the second quarter was better than the company’s base-case scenario. Absent a slowdown of store reopenings or recurrence of store closures, the company anticipates sequential improvement of sales declines in the third and fourth quarters. U.S. Innerwear sales on the strength of basics could return to rebased year-ago levels by the end of the year.

The company is selling face masks to consumers under its leading brands globally. Excluding the potential for additional government contracts, the company estimates that it could sell more than $150 million of protective garments in the second half of 2020, primarily in the third quarter.

The company expects to generate positive cash flow in the second half.

The fiscal year ending Jan. 2, 2021, includes a 53rd week in the fourth quarter. The company has exited the C9 Champion mass program and DKNY license for intimate apparel. The company expects foreign currency exchange rates to reduce net sales and operating profit in 2020.

The company’s tax rate for the second quarter was 17.3%. The company expects its second-half tax rate to be approximately 17.5%.

The company repurchased approximately 14.5 million shares in the first quarter and has suspended share repurchases for the remainder of the year. The weighted average of diluted shares outstanding for the second quarter was 351 million.

Hanes has updated its quarterly frequently-asked-questions document, which is available at www.Hanes.com/faq.

Note on Adjusted Measures, Rebased Measures and Reconciliation to GAAP Measures

To supplement financial results prepared in accordance with generally accepted accounting principles, the company provides quarterly and full-year results concerning certain non‐GAAP financial measures, including adjusted EPS, adjusted net income, adjusted operating profit (and margin), adjusted SG&A, adjusted gross profit (and margin), adjusted net sales, EBITDA and adjusted EBITDA.

Adjusted EPS is defined as diluted EPS excluding actions and the tax effect on actions. Adjusted net income is defined as net income excluding actions and the tax effect on actions. Adjusted operating profit is defined as operating profit excluding actions.

Adjusted SG&A is defined as selling, general and administrative expenses excluding actions. Adjusted gross profit is defined as gross profit excluding actions. Adjusted net sales are defined as net sales excluding actions.

HanesBrands Reports Second-Quarter 2020 Financial Results - Page 5

Charges for actions taken in 2019 primarily represented supply chain network changes, program exit costs, and overhead reduction as well as completion of outstanding acquisition integration. Charges taken in 2020 include supply chain restructuring actions, program exit costs and COVID-19 related non-cash charges. Acquisition and integration costs include legal fees, consulting fees, bank fees, severance costs, certain purchase accounting items, facility closures, inventory write-offs, information technology integration costs and similar charges. While these costs are not operational in nature and are not expected to continue for any singular transaction on an ongoing basis, similar types of costs, expenses and charges have occurred in prior periods and may recur in future periods depending upon acquisition activity.

Hanes has chosen to present these non‐GAAP measures to investors to enable additional analyses of past, present and future operating performance and as a supplemental means of evaluating operations absent the effect of acquisitions and other actions. Hanes believes these non-GAAP measures provide management and investors with valuable supplemental information for analyzing the operating performance of the company’s ongoing business during each period presented without giving effect to costs associated with the execution and integration of any of the aforementioned actions taken.

The company has also chosen to present EBITDA and adjusted EBITDA to investors because it considers these measures to be an important supplemental means of evaluating operating performance. EBITDA is defined as earnings before interest, taxes, depreciation and amortization. Adjusted EBITDA is defined as EBITDA excluding actions and stock compensation expense. Hanes believes that EBITDA and adjusted EBITDA are frequently used by securities analysts, investors and other interested parties in the evaluation of companies in the industry, and management uses EBITDA and adjusted EBITDA for planning purposes in connection with setting its capital allocation strategy. EBITDA and adjusted EBITDA should not, however, be considered as measures of discretionary cash available to invest in the growth of the business.

In addition, with respect to 2020 financial performance, Hanes has chosen to present certain year-over-year comparisons with respect to the company’s rebased 2019 business, which excludes the exited C9 Champion program at mass retail and DKNY license. Hanes believes this information is useful to management and investors to facilitate a more meaningful comparison of the results of the company’s ongoing business between 2019 and 2020. The company has provided rebased 2019 quarterly income statements in Supplemental Table B dated Feb. 7, 2020, which is available online at www.hanes.com/investors.

Hanes is a global company that reports financial information in U.S. dollars in accordance with GAAP. As a supplement to the company’s reported operating results, Hanes also presents constant-currency financial information, which is a non-GAAP financial measure that excludes the impact of translating foreign currencies into U.S. dollars. The company uses constant-currency information to provide a framework to assess how the business performed excluding the effects of changes in the rates used to calculate foreign currency translation.

To calculate foreign currency translation on a constant currency basis, operating results for the current-year period for entities reporting in currencies other than the U.S. dollar are translated into U.S. dollars at the average exchange rates in effect during the comparable period of the prior year (rather than the actual exchange rates in effect during the current year period).

Hanes believes constant-currency information is useful to management and investors to facilitate comparison of operating results and better identify trends in the company’s businesses.

HanesBrands Reports Second-Quarter 2020 Financial Results - Page 6

Non‐GAAP financial measures have limitations as analytical tools and should not be considered in isolation or as an alternative to, or substitute for, financial results prepared in accordance with GAAP. Further, the non-GAAP measures presented may be different from non-GAAP measures with similar or identical names presented by other companies.

Reconciliations of these non-GAAP measures to the most directly comparable GAAP financial measures are presented in the supplemental financial information included with this news release.

Webcast Conference Call

Hanes will host an internet webcast of its second-quarter investor conference call at 8:30 a.m. EDT today, July 30, 2020. The webcast of the call, which will consist of prepared remarks followed by a question-and-answer session, may be accessed at www.Hanes.com/investors. The call is expected to conclude by 9:30 a.m.

An archived replay of the conference call webcast will be available in the investors section of the Hanes corporate website. A telephone playback will be available from approximately noon EDT today through midnight EDT Aug. 6, 2020. The replay will be available by calling toll-free (855) 859-2056 or by toll call at (404) 537-3406. The replay ID is 5907699.

Cautionary Statement Concerning Forward-Looking Statements
This press release contains certain forward-looking statements, as defined under U.S. federal securities laws, with respect to our long-term goals and trends associated with our business, as well as guidance as to future performance. In particular, among others, statements regarding the potential impact of the COVID-19 outbreak on our business and financial performance; guidance and predictions regarding expected operating results, including related to our new business line for cotton face masks and other personal protection garments; our belief that we have sufficient liquidity to fund our ongoing business operations; and statements made in 2020 Financial Guidance section of this news release, are forward-looking statements. These forward-looking statements are based on our current intent, beliefs, plans and expectations. Readers are cautioned not to place any undue reliance on any forward-looking statements. Forward-looking statements necessarily involve risks and uncertainties, many of which are outside of our control, that could cause actual results to differ materially from such statements and from our historical results and experience. These risks and uncertainties include such things as: the potential effects of the COVID-19 outbreak, including on consumer spending, global supply chains and the financial markets; the highly competitive and evolving nature of the industry in which we compete; the rapidly changing retail environment; any inadequacy, interruption, integration failure or security failure with respect to our information technology; the impact of significant fluctuations and volatility in various input costs, such as cotton and oil-related materials, utilities, freight and wages; our ability to attract and retain a senior management team with the core competencies needed to support growth in global markets; our ability to properly manage strategic projects in order to achieve the desired results; significant fluctuations in foreign exchange rates; our reliance on a relatively small number of customers for a significant portion of our sales; legal, regulatory, political and economic risks related to our international operations; our ability to effectively manage our complex multinational tax structure; the existence of a material weakness in our internal control over financial reporting; and other risks identified from time to time in our most recent Securities and Exchange Commission reports, including our annual report on Form 10-K and quarterly reports on Form 10-Q. Since it is not possible to predict or identify all of the risks, uncertainties and other factors that may affect future results, the above list should not be considered a complete list. Any forward-looking statement speaks only as of the date on which such statement is made, and HanesBrands undertakes no obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, other than as required by law.

HanesBrands Reports Second-Quarter 2020 Financial Results - Page 7

HanesBrands

HanesBrands, based in Winston-Salem, N.C., is a socially responsible leading marketer of everyday basic innerwear and activewear apparel in the Americas, Europe, Australia and Asia-Pacific. The company sells its products under some of the world’s strongest apparel brands, including Hanes, Champion, Bonds, DIM, Maidenform, Bali, Playtex, Lovable, Bras N Things, Nur Die/Nur Der, Alternative, L’eggs, JMS/Just My Size, Wonderbra, Berlei, and Gear for Sports. The company sells T-shirts, bras, panties, shapewear, underwear, socks, hosiery, and activewear produced in the company’s low-cost global supply chain. A Fortune 500 company and member of the S&P 500 stock index (NYSE: HBI), Hanes has approximately 63,000 employees in more than 40 countries. For more information, visit the company’s corporate website at www.Hanes.com/corporate and newsroom at https://newsroom.hanesbrands.com/. Connect with the company via social media: Twitter (@hanesbrands), Facebook (www.facebook.com/hanesbrandsinc), Instagram (@hanesbrands_careers), and LinkedIn (@Hanesbrandsinc).

# # #

TABLE 1
HANESBRANDS INC.
Condensed Consolidated Statements of Income and Supplemental Financial Information
(in thousands, except per-share amounts)
(Unaudited)

	Quarters Ended			Six Months Ended
	June 27, 2020	June 29, 2019	% Change	June 27, 2020	June 29, 2019	% Change
Net sales	$1,738,779	$1,760,927	(1.3)%	$3,055,241	$3,348,951	(8.8)%
Cost of sales	1,105,767	1,085,404		1,948,497	2,053,397
Gross profit	633,012	675,523	(6.3)%	1,106,744	1,295,554	(14.6)%
As a % of net sales	36.4%	38.4%		36.2%	38.7%
Selling, general and administrative expenses	391,476	445,923		831,078	916,310
As a % of net sales	22.5%	25.3%		27.2%	27.4%
Operating profit	241,536	229,600	5.2%	275,666	379,244	(27.3)%
As a % of net sales	13.9%	13.0%		9.0%	11.3%
Other expenses	5,050	8,249		11,540	15,700
Interest expense, net	41,659	46,522		78,508	94,581
Income before income tax expense	194,827	174,829		185,618	268,963
Income tax expense	33,646	25,274		32,311	38,320
Net income	$161,181	$149,555	7.8%	$153,307	$230,643	(33.5)%

Earnings per share:
Basic	$0.46	$0.41		$0.43	$0.63
Diluted	$0.46	$0.41		$0.43	$0.63

Weighted average shares outstanding:
Basic	350,538	364,637		354,778	364,603
Diluted	350,829	365,537		355,133	365,418

The following tables present a reconciliation of reported results on a constant currency basis for the quarter and six months ended June 27, 2020 and a comparison to prior year:

	Quarter Ended June 27, 2020
	As Reported	Impact from Foreign Currency[1]	Constant Currency	Quarter Ended June 29, 2019	% Change, As Reported	% Change, Constant Currency
As reported under GAAP:
Net sales	$1,738,779	$(13,653)	$1,752,432	$1,760,927	(1.3)%	(0.5)%
Gross profit	633,012	(6,298)	639,310	675,523	(6.3)	(5.4)
Operating profit	241,536	111	241,425	229,600	5.2	5.2
Diluted earnings per share	$0.46	$0.00	$0.46	$0.41	12.2%	12.2%

As adjusted:[2]
Net sales	$1,738,779	$(13,653)	$1,752,432	$1,642,217	5.9%	6.7%
Gross profit	659,546	(6,298)	665,844	652,952	1.0	2.0
Operating profit	304,832	111	304,721	216,752	40.6	40.6
Diluted earnings per share	$0.60	$0.00	$0.60	$0.38	57.9%	57.9%

	Six Months Ended June 27, 2020
	As Reported	Impact from Foreign Currency[1]	Constant Currency	Six Months Ended June 29, 2019	% Change, As Reported	% Change, Constant Currency
As reported under GAAP:
Net sales	$3,055,241	$(33,854)	$3,089,095	$3,348,951	(8.8)%	(7.8)%
Gross profit	1,106,744	(16,560)	1,123,304	1,295,554	(14.6)	(13.3)
Operating profit	275,666	(774)	276,440	379,244	(27.3)	(27.1)
Diluted earnings per share	$0.43	$0.00	$0.43	$0.63	(31.7)%	(31.7)%

As adjusted:[2]
Net sales	$3,055,241	$(33,854)	$3,089,095	$3,136,137	(2.6)%	(1.5)%
Gross profit	1,155,091	(16,560)	1,171,651	1,260,787	(8.4)	(7.1)
Operating profit	368,161	(774)	368,935	366,846	0.4	0.6
Diluted earnings per share	$0.65	$0.00	$0.65	$0.60	8.3%	8.3%

1	Effect of the change in foreign currency exchange rates year-over-year. Calculated by applying prior period exchange rates to the current year financial results.
2
Results for the quarters and six months ended June 27, 2020 and June 29, 2019 reflect adjustments for restructuring and other action-related charges. Results for the quarter and six months ended June 29, 2019 also reflect adjustments for the exited C9 Champion program at Target and DKNY Intimates license. See “Reconciliation of Select GAAP Measures to Non-GAAP Measures” in Table 5.

TABLE 2
HANESBRANDS INC.
Supplemental Financial Information
(in thousands, except per-share amounts)
(Unaudited)

	Quarters Ended			Six Months Ended
	June 27, 2020	June 29, 2019 Rebased[1]	% Change	June 27, 2020	June 29, 2019 Rebased[1]	% Change
Segment net sales:
Innerwear	$1,094,814	$657,477	66.5%	$1,517,216	$1,123,891	35.0%
Activewear	168,379	350,694	(52.0)	456,379	671,461	(32.0)
International	456,875	568,863	(19.7)	1,012,776	1,215,043	(16.6)
Other	18,711	65,183	(71.3)	68,870	125,742	(45.2)
Total net sales	$1,738,779	$1,642,217	5.9%	$3,055,241	$3,136,137	(2.6)%

Segment operating profit:
Innerwear	$304,524	$146,997	107.2%	$386,075	$250,123	54.4%
Activewear	(5,751)	45,855	(112.5)	2,357	70,025	(96.6)
International	79,124	81,078	(2.4)	131,142	180,851	(27.5)
Other	(12,270)	6,032	(303.4)	(18,395)	6,786	(371.1)
General corporate expenses/other	(60,795)	(63,210)	(3.8)	(133,018)	(140,939)	(5.6)
Total operating profit before restructuring and other action-related charges	304,832	216,752	40.6	368,161	366,846	0.4
Restructuring and other action-related charges	(63,296)	(12,609)	402.0	(92,495)	(33,982)	172.2
Total operating profit	$241,536	$204,143	18.3%	$275,666	$332,864	(17.2)%

1
Results for the quarter and six months ended June 29, 2019 reflect adjustments for the exited C9 Champion program at Target and DKNY Intimates license. See “Reconciliation of Select GAAP Measures to Non-GAAP Measures” in Table 5.

The following table presents a reconciliation of reported net sales adjusted for personal protective equipment (“PPE”) sales for the quarter and six months ended June 27, 2020 and a comparison to prior year.

	Quarter Ended June 27, 2020
	As Reported	% Change[1]	PPE	Adjusted for PPE	% Change[1]
Segment net sales:
Innerwear	$1,094,814	66.5%	$613,516	$481,298	(26.8)%
Activewear	168,379	(52.0)	—	168,379	(52.0)
International	456,875	(19.7)	138,707	318,168	(44.1)
Other	18,711	(71.3)	—	18,711	(71.3)
Net sales	$1,738,779	5.9%	$752,223	$986,556	(39.9)%

	Six Months Ended June 27, 2020
	As Reported	% Change[1]	PPE	Adjusted for PPE	% Change[1]
Segment net sales:
Innerwear	$1,517,216	35.0%	$613,516	$903,700	(19.6)%
Activewear	456,379	(32.0)	—	456,379	(32.0)
International	1,012,776	(16.6)	138,707	874,069	(28.1)
Other	68,870	(45.2)	—	68,870	(45.2)
Net sales	$3,055,241	(2.6)%	$752,223	$2,303,018	(26.6)%

1
The comparison to the quarter and six months ended June 29, 2019 reflects adjustments for the exited C9 Champion program at Target and DKNY Intimates license. See “Reconciliation of Select GAAP Measures to Non-GAAP Measures” in Table 5.

Including the unfavorable foreign currency impact of $0.7 million, global Champion sales outside the mass channel decreased approximately 46% in the second quarter of 2020 compared to the second quarter of 2019. On a constant currency basis, the global Champion sales decrease remained the same at approximately 46%.

TABLE 3
HANESBRANDS INC.
Condensed Consolidated Balance Sheets
(in thousands)
(Unaudited)

	June 27, 2020	December 28, 2019
Assets
Cash and cash equivalents	$683,114	$328,876
Trade accounts receivable, net	1,196,826	815,210
Inventories	1,958,443	1,905,845
Other current assets	193,422	174,634
Total current assets	4,031,805	3,224,565

Property, net	565,849	587,896
Right-of-use assets	479,677	487,787
Trademarks and other identifiable intangibles, net	1,478,721	1,520,800
Goodwill	1,233,184	1,235,711
Deferred tax assets	200,047	203,331
Other noncurrent assets	123,677	93,896
Total assets	$8,112,960	$7,353,986

Liabilities
Accounts payable	$1,152,273	$959,006
Accrued liabilities	568,228	531,184
Lease liabilities	160,432	166,091
Notes payable	8,803	4,244
Accounts Receivable Securitization Facility	—	—
Current portion of long-term debt	112,512	110,914
Total current liabilities	2,002,248	1,771,439

Long-term debt	3,985,631	3,256,870
Lease liabilities - noncurrent	362,570	358,281
Pension and postretirement benefits	374,052	403,458
Other noncurrent liabilities	309,139	327,343
Total liabilities	7,033,640	6,117,391

Stockholders’ equity
Preferred stock	—	—
Common stock	3,481	3,624
Additional paid-in capital	302,522	304,395
Retained earnings	1,404,326	1,546,224
Accumulated other comprehensive loss	(631,009)	(617,648)
Total stockholders’ equity	1,079,320	1,236,595
Total liabilities and stockholders’ equity	$8,112,960	$7,353,986

TABLE 4
HANESBRANDS INC.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(Unaudited)

	Quarters Ended		Six Months Ended
	June 27, 2020	June 29, 2019	June 27, 2020	June 29, 2019
Operating Activities:
Net income	$161,181	$149,555	$153,307	$230,643
Adjustments to reconcile net income to net cash from operating activities:
Depreciation	22,618	24,035	45,399	46,889
Amortization of acquisition intangibles	6,086	6,247	12,199	12,537
Other amortization	2,630	1,973	5,107	5,063
Impairment of intangible assets	20,319	—	20,319	—
Amortization of debt issuance costs	2,996	2,318	5,119	4,758
Stock compensation expense	4,466	2,069	9,189	7,247
Deferred taxes	(1,740)	1,272	(2,201)	(2,582)
Other	18,779	1,228	9,259	5,475
Changes in assets and liabilities:
Accounts receivable	(465,828)	(75,167)	(392,134)	(137,445)
Inventories	25,376	12,893	(61,409)	(165,512)
Other assets	(58,360)	3,793	(31,570)	(28,579)
Accounts payable	223,943	25,912	210,338	7,699
Accrued pension and postretirement benefits	2,163	3,657	(19,318)	(18,321)
Accrued liabilities and other	100,794	(22,857)	18,603	(25,235)
Net cash from operating activities	65,423	136,928	(17,793)	(57,363)

Investing Activities:
Capital expenditures	(20,753)	(33,016)	(46,512)	(58,285)
Proceeds from sales of assets	—	382	66	518
Other	4,607	—	5,823	—
Net cash from investing activities	(16,146)	(32,634)	(40,623)	(57,767)

Financing Activities:
Borrowings on notes payable	54,357	79,818	116,669	162,592
Repayments on notes payable	(48,021)	(80,944)	(112,373)	(163,703)
Borrowings on Accounts Receivable Securitization Facility	—	16,870	227,061	123,812
Repayments on Accounts Receivable Securitization Facility	(152,152)	(26,560)	(227,061)	(95,110)
Borrowings on Revolving Loan Facilities	—	830,000	1,638,000	1,602,500
Repayments on Revolving Loan Facilities	(950,000)	(742,000)	(1,638,000)	(1,422,500)
Borrowings on Senior Notes	700,000	—	700,000	—
Repayments on Term Loan Facilities	—	(130,998)	—	(141,623)
Borrowings on International Debt	—	—	31,222	7,141
Repayments on International Debt	—	(27,941)	—	(27,941)
Share repurchases	—	—	(200,269)	—
Cash dividends paid	(52,213)	(54,228)	(105,896)	(108,449)
Payments of debt issuance costs	(14,602)	(106)	(14,834)	(768)
Taxes paid related to net shares settlement of equity awards	(18)	(251)	(80)	(1,157)
Other	453	412	879	985
Net cash from financing activities	(462,196)	(135,928)	415,318	(64,221)
Effect of changes in foreign exchange rates on cash	12,392	2,178	(2,669)	4,282
Change in cash, cash equivalents and restricted cash	(400,527)	(29,456)	354,233	(175,069)
Cash, cash equivalents and restricted cash at beginning of period	1,084,683	310,119	329,923	455,732
Cash, cash equivalents and restricted cash at end of period	684,156	280,663	684,156	280,663
Less restricted cash at end of period	1,042	22,722	1,042	22,722
Cash and cash equivalents per balance sheet at end of period	$683,114	$257,941	$683,114	$257,941

TABLE 5
HANESBRANDS INC.
Supplemental Financial Information
Reconciliation of Select GAAP Measures to Non-GAAP Measures
(in thousands, except per-share amounts)
(Unaudited)

	Quarters Ended		Six Months Ended
	June 27, 2020	June 29, 2019	June 27, 2020	June 29, 2019
Net sales, as reported under GAAP	$1,738,779	$1,760,927	$3,055,241	$3,348,951
Net sales from exited programs	—	(118,710)	—	(212,814)
Net sales, rebased	$1,738,779	$1,642,217	$3,055,241	$3,136,137

Gross profit, as reported under GAAP	$633,012	$675,523	$1,106,744	$1,295,554
Restructuring and other action-related charges	26,534	12,598	48,347	30,290
Gross profit on exited programs	—	(35,169)	—	(65,057)
Adjusted gross profit, rebased	$659,546	$652,952	$1,155,091	$1,260,787
As a % of net sales, rebased	37.9%	39.8%	37.8%	40.2%

Selling, general and administrative expenses, as reported under GAAP	$391,476	$445,923	$831,078	$916,310
Restructuring and other action-related charges	(36,762)	(11)	(44,148)	(3,692)
Selling, general and administrative expenses related to exited programs	—	(9,712)	—	(18,677)
Adjusted selling, general and administrative expenses, rebased	$354,714	$436,200	$786,930	$893,941
As a % of net sales, rebased	20.4%	26.6%	25.8%	28.5%

Operating profit, as reported under GAAP	$241,536	$229,600	$275,666	$379,244
Restructuring and other action-related charges included in gross profit	26,534	12,598	48,347	30,290
Restructuring and other action-related charges included in SG&A	36,762	11	44,148	3,692
Gross profit on exited programs	—	(35,169)	—	(65,057)
Selling, general and administrative expenses related to exited programs	—	9,712	—	18,677
Adjusted operating profit, rebased	$304,832	$216,752	$368,161	$366,846
As a % of net sales, rebased	17.5%	13.2%	12.1%	11.7%

Net income, as reported under GAAP	$161,181	$149,555	$153,307	$230,643
Restructuring and other action-related charges included in gross profit	26,534	12,598	48,347	30,290
Restructuring and other action-related charges included in SG&A	36,762	11	44,148	3,692
Gross profit on exited programs	—	(35,169)	—	(65,057)
Selling, general and administrative expenses related to exited programs	—	9,712	—	18,677
Tax effect on actions	(12,415)	1,812	(16,649)	1,749
Adjusted net income, rebased	$212,062	$138,519	$229,153	$219,994

Diluted earnings per share, as reported under GAAP	$0.46	$0.41	$0.43	$0.63
Restructuring and other action-related charges	0.15	0.03	0.21	0.08
Exited programs	—	(0.06)	—	(0.11)
Adjusted diluted earnings per share, rebased	$0.60	$0.38	$0.65	$0.60

	Quarter Ended June 29, 2019
	As Reported	Less: Exited Programs	Adjusted for Exited Programs	Less: Restructuring and other action-related charges	Rebased
Segment net sales:
Innerwear	$678,604	$21,127	$657,477	$—	$657,477
Activewear	448,277	97,583	350,694	—	350,694
International	568,863	—	568,863	—	568,863
Other	65,183	—	65,183	—	65,183
Total net sales	$1,760,927	$118,710	$1,642,217	$—	$1,642,217

Segment operating profit:
Innerwear	$149,530	$2,533	$146,997	$—	$146,997
Activewear	68,779	22,924	45,855	—	45,855
International	81,078	—	81,078	—	81,078
Other	6,032	—	6,032	—	6,032
General corporate expenses/other	(63,210)	—	(63,210)	—	(63,210)
Restructuring and other action-related charges	(12,609)	—	(12,609)	(12,609)	—
Total operating profit	$229,600	$25,457	$204,143	$(12,609)	$216,752

	Six Months Ended June 29, 2019
	As Reported	Less: Exited Programs	Adjusted for Exited Programs	Less: Restructuring and other action-related charges	Rebased
Segment net sales:
Innerwear	$1,154,549	$30,658	$1,123,891	$—	$1,123,891
Activewear	853,617	182,156	671,461	—	671,461
International	1,215,043	—	1,215,043	—	1,215,043
Other	125,742	—	125,742	—	125,742
Total net sales	$3,348,951	$212,814	$3,136,137	$—	$3,136,137

Segment operating profit:
Innerwear	$254,156	$4,033	$250,123	$—	$250,123
Activewear	112,372	42,347	70,025	—	70,025
International	180,851	—	180,851	—	180,851
Other	6,786	—	6,786	—	6,786
General corporate expenses/other	(140,939)	—	(140,939)	—	(140,939)
Restructuring and other action-related charges	(33,982)	—	(33,982)	(33,982)	—
Total operating profit	$379,244	$46,380	$332,864	$(33,982)	$366,846

	Quarters Ended		Six Months Ended
	June 27, 2020	June 29, 2019	June 27, 2020	June 29, 2019
Restructuring and other action-related charges by category:
Supply chain actions - 2019	$1,896	$12,598	$5,698	$30,290
Supply chain actions - 2020	3,241	—	13,504	—
Program exit costs	1,285	—	9,500	—
Other restructuring costs	4,695	11	11,614	3,692
COVID-19 related charges:
Bad debt	11,375	—	11,375	—
Inventory	20,485	—	20,485	—
Intangible assets	20,319	—	20,319	—
Tax effect on actions	(12,415)	(1,778)	(16,649)	(4,791)
Total restructuring and other action-related charges	$50,881	$10,831	$75,846	$29,191

	Last Twelve Months
	June 27, 2020	June 29, 2019
EBITDA[1]:
Net income	$523,384	$551,480
Interest expense, net	162,506	195,063
Income tax expense	72,998	103,117
Depreciation and amortization	129,183	130,792
Total EBITDA	888,071	980,452
Total restructuring and other action-related charges (excluding tax effect on actions)	121,999	69,398
Stock compensation expense	11,219	25,630
Total EBITDA, as adjusted	$1,021,289	$1,075,480

Net debt:
Debt (current and long-term debt and Accounts Receivable Securitization Facility)	$4,098,143	$4,017,566
Notes payable	8,803	4,695
(Less) Cash and cash equivalents	(683,114)	(257,941)
Net debt	$3,423,832	$3,764,320

Net debt/EBITDA, as adjusted	3.4	3.5

1	Earnings before interest, taxes, depreciation and amortization (EBITDA) is a non-GAAP financial measure.

	Quarters Ended		Six Months Ended
	June 27, 2020	June 29, 2019	June 27, 2020	June 29, 2019
Free cash flow:
Net cash from operating activities	$65,423	$136,928	$(17,793)	$(57,363)
Capital expenditures	(20,753)	(33,016)	(46,512)	(58,285)
Free cash flow	$44,670	$103,912	$(64,305)	$(115,648)